UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 8, 2014

MICROFINANCIAL INCORPORATED

(Exact name of registrant as specified in its charter)

MASSACHUSETTS

(State or other jurisdiction of incorporation)

001-14771	04-2962824
(Commission file number)	(IRS Employer Identification Number)

16 New England Executive Park, Suite 200, Burlington MA 01803

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 994-4800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 8, 2014, MicroFinancial Incorporated (“MicroFinancial” or the “Company”) held its 2014 Special Meeting of Stockholders in Lieu of Annual Meeting (the “Meeting”). Three proposals were before the Meeting: (1) The election of two directors, Torrence C. Harder and Fritz von Mering, each to serve until the 2017 annual meeting and until their successors are elected and have qualified; (2) an advisory vote to approve the compensation of the Company’s executive officers; and (3) the ratification of the selection of McGladrey LLP as independent auditors for MicroFinancial for 2014.

Only stockholders of record as of the close of business on April 3, 2014 were entitled to vote at the Meeting. As of April 3, 2014, 14,417,185 shares of common stock of the Company were outstanding and entitled to vote at the Meeting. At the Meeting, 12,349,562 shares of common stock of the Company were represented, in person or by proxy, constituting a quorum.

At the Meeting, each of the director nominees were elected, and the advisory vote to approve the compensation of the Company’s executive officers and the ratification of the selection of the Company’s independent auditors were both approved. The votes with respect to the proposals are set forth below.

(1) Elect Two Directors to Serve until the 2017 Annual Meeting:

Name of Director Nominees	For	Withheld	Broker Non-Votes
Torrence C. Harder	9,463,259	167,545	2,718,758
Fritz von Mering	8,976,412	654,392	2,718,758

(2) Advisory vote to approve the compensation of the Company’s executive officers:

For	Against	Abstain	Broker Non-Votes
8,602,523	1,014,591	13,690	2,718,758

(3) Ratify the appointment of McGladrey & Pullen, LLP as independent auditors for MicroFinancial for 2014:

For	Against	Abstain
12,260,856	73,038	15,668

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROFINANCIAL INCORPORATED
Registrant

By:	/s/ James R. Jackson, Jr.
James R. Jackson, Jr.
Vice President and Chief Financial Officer

Dated: May 13, 2014